Exhibit 99.1
Workday Announces Fiscal Fourth Quarter and Full Year 2021 Financial Results

Fiscal Fourth Quarter Total Revenues of $1.13 Billion, Up 15.9% Year Over Year
Subscription Revenue of $1.01 Billion, Up 19.8% Year Over Year
24-Month Subscription Revenue Backlog of $6.53 Billion, Up 19.2% Year Over Year
Total Subscription Revenue Backlog of $10.09 Billion, Up 21.6% Year Over Year

Fiscal Year 2021 Total Revenues of $4.32 Billion, Up 19.0% Year Over Year
Subscription Revenue of $3.79 Billion, Up 22.4% Year Over Year
Operating Cash Flows of $1.27 Billion, Up 46.7% Year Over Year

PLEASANTON, Calif., Feb. 25, 2021 -- Workday, Inc. (NASDAQ: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced results for the fiscal fourth quarter and full year ended January 31, 2021.

Fiscal Fourth Quarter 2021 Results

•Total revenues were $1.13 billion, an increase of 15.9% from the fourth quarter of fiscal 2020. Subscription revenue was $1.01 billion, an increase of 19.8% from the same period last year.
•Operating loss was $73.3 million, or negative 6.5% of revenues, compared to an operating loss of $146.1 million, or negative 15.0% of revenues, in the same period last year. Non-GAAP operating income for the fourth quarter was $211.0 million, or 18.6% of revenues, compared to a non-GAAP operating income of $116.6 million, or 11.9% of revenues, in the same period last year.1
•Net loss per basic and diluted share was $0.30, compared to a net loss per basic and diluted share of $0.56 in the fourth quarter of fiscal 2020. Non-GAAP net income per diluted share was $0.73, compared to a non-GAAP net income per diluted share of $0.50 in the same period last year.2

Fiscal Year 2021 Results

•Total revenues were $4.32 billion, an increase of 19.0% from fiscal 2020. Subscription revenue was $3.79 billion, an increase of 22.4% from the prior year.
•Operating loss was $248.6 million, or negative 5.8% of revenues, compared to an operating loss of $502.2 million, or negative 13.8% of revenues, in fiscal 2020. Non-GAAP operating income was $867.2 million, or 20.1% of revenues, compared to a non-GAAP operating income of $484.5 million, or 13.4% of revenues, in the prior year.1
•Net loss per basic and diluted share was $1.19, compared to a net loss per basic and diluted share of $2.12 in fiscal 2020. Non-GAAP net income per diluted share was $2.93, compared to a non-GAAP net income per diluted share of $1.88 last year.2
•Operating cash flows were $1.27 billion compared to $864.6 million in the prior year.
•Cash, cash equivalents, and marketable securities were $3.54 billion as of January 31, 2021.

Comments on the News

“I couldn’t be prouder of how we closed out this extraordinary year and how we as a company and community – including employees, customers, and partners – responded, innovated, and supported one another,” said Aneel Bhusri, co-founder and co-CEO, Workday. “As we look ahead, I’m inspired by the incredible opportunity we have as we continue to serve as the backbone of digital transformation for the world’s largest organizations as they embrace new ways to engage employees and manage finances in today’s rapidly changing environment.”

“We had a very strong close to the year, as more organizations accelerate their HR and finance technology investments and adopt cloud-based systems to respond to an evolving world,” said Chano Fernandez, co-CEO, Workday. “Reflecting on this year, I’m so pleased with the way our employees were able to respond during such a dynamic time and in turn, create great experiences and results for our customers and each other. Our customer community now represents more than 50 million workers and as we head into next fiscal year, we’re hoping to build on that great momentum with significant pipeline improvement, helping position us well for accelerated new bookings growth.”

“Our solid fourth quarter and full-year fiscal 2021 results are a testament to the strategic, mission-critical nature of our solutions and the resiliency of our business,” said Robynne Sisco, president and chief financial officer, Workday. “We currently expect fiscal 2022 subscription revenue to be in a range of $4.38 billion to $4.40 billion, representing year-over-year growth of 16%, and we expect non-GAAP operating margins of 17%. Our focus this year is on driving accelerated bookings growth, which we expect will ultimately result in a faster pace of future subscription revenue growth.”

Recent Highlights
•Workday announced its intent to acquire Peakon ApS, an employee success platform that converts feedback into actionable insights. With Peakon, Workday will provide organizations with a continuous listening platform to help drive employee engagement and improve organizational performance.
•Workday has expanded its addressable market for the office of the chief financial officer with the Workday Enterprise Finance solution. This new offering provides customers – particularly those in product-based industries such as retail or manufacturing with on-premise enterprise resource planning and industry-specific systems – the flexibility to accelerate their digital finance transformation with as little friction as possible.
•Workday announced a COVID-19 vaccine management solution that combines real-time HR data with immunization information, providing customers with the insight and resources needed to help foster healthier workforces and safer workplaces.
•Workday announced that Lynne Doughtie, former U.S. chairman and CEO of KPMG, has been elected to its board of directors as an independent director.
•Workday announced it has promoted Doug Robinson to executive vice president of global sales, reporting to Co-CEO Chano Fernandez.
•Workday was positioned as a Leader in the 2020 Gartner Magic Quadrant for Cloud HCM Suites for 1,000+ Employee Enterprises3, for the fifth year in a row.
•Workday was recognized, for the fourth year in a row, as Best in KLAS in enterprise resource planning for Workday Financial Management, Workday Human Capital Management, and Workday Supply Chain Management solutions for healthcare. Workday was also honored with Best in KLAS for Talent Management.
•Workday welcomed its newest brand ambassador, Naomi Osaka, a globally recognized tennis champion, recent Australian Open winner, and leading voice of the social justice movement.

Earnings Call Details

Workday plans to host a conference call today to review its fiscal fourth quarter and full year 2021 financial results and to discuss its financial outlook. The call is scheduled to begin at 1:30 p.m. PT/4:30 p.m. ET and can be accessed via webcast. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

Workday uses the Workday Blog as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

1Non-GAAP operating income excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

2Non-GAAP net income per share excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, non-cash interest expense related to our convertible senior notes, and income tax effects. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

3Gartner “Magic Quadrant for Cloud HCM Suites for 1,000+ Employee Enterprises,” by Jason Cerrato, Chris Pang, Jeff Freyermuth, Ron Hanscome, Helen Poitevin, Sam Grinter, Ranadip Chandra, Amanda Grainger, November 9, 2020.

Required Disclaimer

Gartner does not endorse any vendor, product or service depicted in its research publications and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

About Workday

Workday is a leading provider of enterprise cloud applications for finance and human resources, helping customers adapt and thrive in a changing world. Workday applications for financial management, human resources, planning, spend management, and analytics have been adopted by thousands of organizations around the world and across industries – from medium-sized businesses to more than 45 percent of the Fortune 500. For more information about Workday, visit workday.com.

© 2021 Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Workday’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.” A reconciliation of our forward outlook for non-GAAP operating margin with our forward-looking GAAP operating margin is not available without unreasonable efforts as the quantification of share-based compensation expense, which is excluded from our non-GAAP operating margin, requires additional inputs such as the number of shares granted and market prices that are not ascertainable.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s full-year fiscal 2022 subscription revenue and non-GAAP operating margins, growth metrics, opportunities, pipeline, and positioning. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “seek,” “plan,” “project,” “looking ahead,” “look to,” “move into,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) the impact of the ongoing COVID-19 pandemic on our business, as well as our customers, prospects, partners, and service providers; (ii) the risk that the pending acquisition of Peakon may not be completed in a timely manner or at all, that we may not be able to achieve the expected benefits of the transaction, or that we may incur unanticipated costs or other negative effects in connection with the transaction; (iii) our ability to implement our plans, objectives, and other expectations with respect to Peakon or any other of our acquired companies; (iv) breaches in our security measures, unauthorized access to our customers’ or other users’ personal data, or disruptions in our data center or computing infrastructure operations; (v) service outages, delays in the deployment of our applications, and the failure of our applications to perform properly; (vi) our ability to manage our growth effectively; (vii) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications, advancements in technology, and marketing initiatives by our competitors; (viii) the development of the market for enterprise cloud applications and services; (ix) acceptance of our applications and services by customers and individuals, including any new features, enhancements, and modifications, as well as the acceptance of any underlying technology such as machine learning, artificial intelligence, and blockchain; (x) adverse changes in general economic or market conditions; (xi) the regulatory, economic, and political risks associated with our domestic and international operations; (xii) the regulatory risks related to new and evolving technologies such as machine learning, artificial intelligence, and blockchain; (xiii) delays or reductions in information technology spending; and (xiv) changes in sales, which may not be immediately reflected in our results due to our subscription model. Further information on these and additional risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our Form 10-Q for the fiscal quarter ended October 31, 2020, and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

Workday, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	January 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$1,384,181	$731,141
Marketable securities	2,151,472	1,213,432
Trade and other receivables, net	1,032,484	877,578
Deferred costs	122,764	100,459
Prepaid expenses and other current assets	111,160	172,012
Total current assets	4,802,061	3,094,622
Property and equipment, net	972,403	936,179
Operating lease right-of-use assets	414,143	290,902
Deferred costs, noncurrent	271,796	222,395
Acquisition-related intangible assets, net	248,626	308,401
Goodwill	1,819,625	1,819,261
Other assets	189,757	144,605
Total assets	$8,718,411	$6,816,365
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$75,596	$57,556
Accrued expenses and other current liabilities	169,266	130,050
Accrued compensation	285,061	248,154
Unearned revenue	2,556,624	2,223,178
Operating lease liabilities	93,000	66,147
Debt, current	1,103,101	244,319
Total current liabilities	4,282,648	2,969,404
Debt, noncurrent	691,913	1,017,967
Unearned revenue, noncurrent	80,111	86,025
Operating lease liabilities, noncurrent	350,051	241,425
Other liabilities	35,854	14,993
Total liabilities	5,440,577	4,329,814
Stockholders’ equity:
Common stock	242	231
Additional paid-in capital	6,254,936	5,090,187
Treasury stock	(12,384)	—
Accumulated other comprehensive income (loss)	(54,970)	23,492
Accumulated deficit	(2,909,990)	(2,627,359)
Total stockholders’ equity	3,277,834	2,486,551
Total liabilities and stockholders’ equity	$8,718,411	$6,816,365

Workday, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2021	2020	2021	2020
Revenues:
Subscription services	$1,006,251	$839,694	$3,788,452	$3,096,389
Professional services	125,433	136,605	529,544	530,817
Total revenues	1,131,684	976,299	4,317,996	3,627,206
Costs and expenses (1):
Costs of subscription services	169,246	132,578	611,912	488,513
Costs of professional services	143,798	152,197	586,220	576,745
Product development	439,095	422,211	1,721,222	1,549,906
Sales and marketing	335,249	306,618	1,233,173	1,146,548
General and administrative	117,607	108,792	414,068	367,724
Total costs and expenses	1,204,995	1,122,396	4,566,595	4,129,436
Operating income (loss)	(73,311)	(146,097)	(248,599)	(502,230)
Other income (expense), net	4,737	16,884	(26,535)	19,783
Loss before provision for (benefit from) income taxes	(68,574)	(129,213)	(275,134)	(482,447)
Provision for (benefit from) income taxes	3,133	(1,255)	7,297	(1,773)
Net loss	$(71,707)	$(127,958)	$(282,431)	$(480,674)
Net loss per share, basic and diluted	$(0.30)	$(0.56)	$(1.19)	$(2.12)
Weighted-average shares used to compute net loss per share, basic and diluted	240,992	230,491	237,019	227,185

(1) Costs and expenses include share-based compensation expenses as follows:
	Three Months Ended January 31,		Year Ended January 31,
	2021	2020	2021	2020
Costs of subscription services	$17,769	$13,869	$63,253	$49,919
Costs of professional services	27,402	23,011	101,869	80,401
Product development	126,426	118,978	505,376	434,188
Sales and marketing	51,938	48,072	202,819	176,758
General and administrative	33,579	30,492	131,537	118,614

Workday, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2021	2020	2021	2020
Cash flows from operating activities:
Net loss	$(71,707)	$(127,958)	$(282,431)	$(480,674)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	75,101	75,126	293,657	276,278
Share-based compensation expenses	257,114	234,422	1,004,854	859,571
Amortization of deferred costs	30,506	24,744	112,647	90,641
Amortization of debt discount and issuance costs	12,227	14,634	53,693	54,034
Non-cash lease expense	23,987	18,170	84,376	67,325
Other	(20,351)	(26,110)	(12,311)	(35,063)
Changes in operating assets and liabilities, net of business combinations:
Trade and other receivables, net	(286,903)	(262,280)	(159,240)	(176,141)
Deferred costs	(82,629)	(68,061)	(184,353)	(149,168)
Prepaid expenses and other assets	15,379	(18,413)	52,117	(17,736)
Accounts payable	5,837	15,805	(3,476)	20,293
Accrued expenses and other liabilities	27,906	(6,375)	(18,472)	220
Unearned revenue	567,279	423,410	327,380	355,018
Net cash provided by (used in) operating activities	553,746	297,114	1,268,441	864,598
Cash flows from investing activities:
Purchases of marketable securities	(768,641)	(368,422)	(2,731,885)	(1,797,468)
Maturities of marketable securities	520,010	346,813	1,802,334	1,686,643
Sales of marketable securities	5,348	1,009	10,627	56,508
Owned real estate projects	(793)	(3,693)	(6,116)	(99,308)
Capital expenditures, excluding owned real estate projects	(48,688)	(47,420)	(253,380)	(243,694)
Business combinations, net of cash acquired	—	(460,718)	—	(473,603)
Purchase of other intangible assets	(2,950)	(850)	(2,950)	(850)
Purchases of non-marketable equity and other investments	(4,264)	(8,100)	(67,482)	(25,393)
Sales and maturities of non-marketable equity and other investments	1,005	—	7,228	252
Other	—	—	—	(9)
Net cash provided by (used in) investing activities	(298,973)	(541,381)	(1,241,624)	(896,922)
Cash flows from financing activities:
Proceeds from borrowings on Term Loan, net of debt discount and issuance costs	—	—	747,795	—
Payments on convertible senior notes	(66)	—	(250,012)	(30)
Payments on Term Loan	(9,375)	—	(18,750)	—
Proceeds from issuance of common stock from employee equity plans	70,506	62,353	148,673	125,673
Other	(221)	(144)	(2,657)	(519)
Net cash provided by (used in) financing activities	60,844	62,209	625,049	125,124
Effect of exchange rate changes	788	(78)	1,334	(282)
Net increase (decrease) in cash, cash equivalents, and restricted cash	316,405	(182,136)	653,200	92,518
Cash, cash equivalents, and restricted cash at the beginning of period	1,071,516	916,857	734,721	642,203
Cash, cash equivalents, and restricted cash at the end of period	$1,387,921	$734,721	$1,387,921	$734,721

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended January 31, 2021
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Convertible Senior Notes Debt Discount and Issuance Costs	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$169,246	$(17,769)	$(8,501)	$—	$—	$142,976
Costs of professional services	143,798	(27,402)	(1,643)	—	—	114,753
Product development	439,095	(126,426)	(6,857)	—	—	305,812
Sales and marketing	335,249	(51,938)	(8,956)	—	—	274,355
General and administrative	117,607	(33,579)	(1,226)	—	—	82,802
Operating income (loss)	(73,311)	257,114	27,183	—	—	210,986
Operating margin	(6.5)%	22.7%	2.4%	—%	—%	18.6%
Other income (expense), net	4,737	—	—	12,117	—	16,854
Income (loss) before provision for (benefit from) income taxes	(68,574)	257,114	27,183	12,117	—	227,840
Provision for (benefit from) income taxes	3,133	—	—	—	40,157	43,290
Net income (loss)	$(71,707)	$257,114	$27,183	$12,117	$(40,157)	$184,550
Net income (loss) per share (1)	$(0.30)	$1.07	$0.11	$0.05	$(0.20)	$0.73
(1)GAAP net loss per share is calculated based upon 240,992 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 252,099 diluted weighted-average shares of common stock.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $14.0 million and total employer payroll tax-related items on employee stock transactions of $13.2 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2021, we determined the projected non-GAAP tax rate to be 19%. Included in this is a dilution impact of $0.03 from the conversion of basic and diluted net loss per share to diluted net income per share.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended January 31, 2020
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Convertible Senior Notes Debt Discount and Issuance Costs	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$132,578	$(13,869)	$(8,334)	$—	$—	$110,375
Costs of professional services	152,197	(23,011)	(1,179)	—	—	128,007
Product development	422,211	(118,978)	(7,253)	—	—	295,980
Sales and marketing	306,618	(48,072)	(9,671)	—	—	248,875
General and administrative	108,792	(30,492)	(1,820)	—	—	76,480
Operating income (loss)	(146,097)	234,422	28,257	—	—	116,582
Operating margin	(15.0)%	24.0%	2.9%	—%	—%	11.9%
Other income (expense), net	16,884	—	—	14,635	—	31,519
Income (loss) before provision for (benefit from) income taxes	(129,213)	234,422	28,257	14,635	—	148,101
Provision for (benefit from) income taxes	(1,255)	—	—	—	26,432	25,177
Net income (loss)	$(127,958)	$234,422	$28,257	$14,635	$(26,432)	$122,924
Net income (loss) per share (1)	$(0.56)	$1.02	$0.12	$0.06	$(0.14)	$0.50
(1)GAAP net loss per share is calculated based upon 230,491 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 247,819 diluted weighted-average shares of common stock.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $17.0 million and total employer payroll tax-related items on employee stock transactions of $11.2 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2020, the projected non-GAAP tax rate was 17%. Included in the per share amount is a dilution impact of $0.03 from the conversion of basic and diluted net loss per share to diluted net income per share.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Year Ended January 31, 2021
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Convertible Senior Notes Debt Discount and Issuance Costs	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$611,912	$(63,253)	$(34,799)	$—	$—	$513,860
Costs of professional services	586,220	(101,869)	(6,486)	—	—	477,865
Product development	1,721,222	(505,376)	(27,567)	—	—	1,188,279
Sales and marketing	1,233,173	(202,819)	(35,797)	—	—	994,557
General and administrative	414,068	(131,537)	(6,337)	—	—	276,194
Operating income (loss)	(248,599)	1,004,854	110,986	—	—	867,241
Operating margin	(5.8)%	23.3%	2.6%	—%	—%	20.1%
Other income (expense), net	(26,535)	—	—	53,326	—	26,791
Income (loss) before provision for (benefit from) income taxes	(275,134)	1,004,854	110,986	53,326	—	894,032
Provision for (benefit from) income taxes	7,297	—	—	—	162,569	169,866
Net income (loss)	$(282,431)	$1,004,854	$110,986	$53,326	$(162,569)	$724,166
Net income (loss) per share (1)	$(1.19)	$4.24	$0.47	$0.22	$(0.81)	$2.93
(1)GAAP net loss per share is calculated based upon 237,019 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 247,230 diluted weighted-average shares of common stock.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $59.8 million and total employer payroll tax-related items on employee stock transactions of $51.2 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2021, we have determined the projected non-GAAP tax rate to be 19%. Included in the per share amount is a dilution impact of $0.12 from the conversion of basic and diluted net loss per share to diluted net income per share.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Year Ended January 31, 2020
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Convertible Senior Notes Debt Discount and Issuance Costs	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$488,513	$(49,919)	$(40,326)	$—	$—	$398,268
Costs of professional services	576,745	(80,401)	(6,440)	—	—	489,904
Product development	1,549,906	(434,188)	(30,684)	—	—	1,085,034
Sales and marketing	1,146,548	(176,758)	(40,774)	—	—	929,016
General and administrative	367,724	(118,614)	(8,592)	—	—	240,518
Operating income (loss)	(502,230)	859,880	126,816	—	—	484,466
Operating margin	(13.8)%	23.7%	3.5%	—%	—%	13.4%
Other income (expense), net	19,783	—	—	54,034	—	73,817
Income (loss) before provision for (benefit from) income taxes	(482,447)	859,880	126,816	54,034	—	558,283
Provision for (benefit from) income taxes	(1,773)	—	—	—	96,681	94,908
Net income (loss)	$(480,674)	$859,880	$126,816	$54,034	$(96,681)	$463,375
Net income (loss) per share (1)	$(2.12)	$3.78	$0.56	$0.24	$(0.58)	$1.88
(1)GAAP net loss per share is calculated based upon 227,185 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 247,013 diluted weighted-average shares of common stock.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $71.8 million and total employer payroll tax-related items on employee stock transactions of $55.0 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2020, the projected non-GAAP tax rate was 17%. Included in the per share amount is a dilution impact of $0.15 from the conversion of basic and diluted net loss per share to diluted net income per share.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating income (loss) and non-GAAP net income (loss) per share. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP operating income (loss) differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. Non-GAAP net income (loss) per share differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, non-cash interest expense related to our convertible senior notes, and income tax effects.

Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

Management believes excluding the following items from the GAAP Condensed Consolidated Statements of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. Share-based compensation expenses are determined using a number of factors, including our stock price, volatility, and forfeiture rates, that are beyond our control and generally unrelated to operational decisions and performance in any particular period. Further, share-based compensation expenses are not reflective of the value ultimately received by the grant recipients.
•Other operating expenses. Other operating expenses includes employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations.
•Amortization of convertible senior notes debt discount and issuance costs. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes that were issued in private placements in June 2013 and September 2017. Accordingly, for GAAP purposes we are required to recognize the effective interest expense on our convertible senior notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense, and the amortization expense of issuance costs are excluded from management’s assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of Workday’s operational performance.
•Income tax effects. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a three-year financial projection that excludes the direct impact of share-based compensation and related employer payroll taxes, amortization of acquisition-related intangible assets, and amortization of debt discount and issuance costs. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For fiscal 2021 and 2022, we determined the projected non-GAAP tax rate to be 19%, which reflects currently available information, as well as other factors and assumptions. We will periodically re-evaluate this tax rate, as necessary, for significant events, based on our ongoing analysis of the 2017 U.S. Tax Cuts and Jobs Act, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

The use of non-GAAP operating income (loss) and non-GAAP net income (loss) per share measures have certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.

Investor Relations Contact:
Justin Furby
IR@Workday.com

Media Contact:
Nina Oestlien
Media@Workday.com